UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2011

Quepasa Corporation
 (Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 Datura Street, Ste. 114 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 366-1249

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The information contained in Item 3.02 below is incorporated by reference herein.

Item 3.02                      Unregistered Sales of Equity Securities.

On September 20, 2011, Quepasa Corporation ( “Quepasa”) entered into a Securities Purchase Agreement (the “Agreement”) with Harvest Small Cap Partners, LP and Harvest Small Cap Partners Master, LTD. (collectively, the “Investors”) and agreed to sell Series A Preferred Stock (“Series A”) to the Investors for cash proceeds of $5,000,000.  The Agreement closed on September 22, 2011.  The Series A are convertible, at the option of the Investors, at a price per share based on the following: the lower of (i) $3.5785 or (ii) if the proposed merger with Insider Guides, Inc. d/b/a “myYearbook.com” (the “Merger”)  has closed, the lower of (A) 85% of the closing price of Quepasa’s common stock on the closing date of the Merger or (B) 85% of the volume weighted average price during the 20 trading days ending with the date of the closing of the Merger. In connection with this investment, Quepasa agreed to register the shares of common stock underlying the Series A and to cause such shares to be listed with the NYSE Amex on or before November 21, 2011, and agreed to give the Investors a refund on the Series A if such shares are not listed by such date and/or to progressively reduce the conversion price for the Series A if the registration statement is not effective by November 21, 2011.

Neither the Series A nor the shares of common stock underlying the Series A have been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The Investors are accredited investors and there was no general solicitation.

Item 9.01                      Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Exhibit.

3.1	Certificate of Designation – Series A
10.1	Securities Purchase Agreement dated September 20, 2011 (certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K; a copy of any omitted schedule will be furnished supplementally to the SEC upon request).
10.2	Registration Rights Agreement dated September 20, 2011

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy Quepasa’s securities or the solicitation of any shareholder vote or approval. This communication is being made in part -in respect of the proposed transaction involving Quepasa and Insider Guides. In connection with the proposed transaction, Quepasa has filed with the SEC a registration statement on Form S-4 that includes a proxy statement and prospectus of Quepasa. Before making any voting or investment decision, investors and shareholders are urged to read carefully the proxy statement and prospectus regarding the proposed transaction and any other relevant documents filed by Quepasa with the SEC because they contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov), by accessing Quepasa’s website at www.quepasacorp.com under the heading “Investors” and then under the link “SEC Filings” and from Quepasa by directing a request to Quepasa at Quepasa Corporation, 324 Datura Street, Suite 114, West Palm Beach, FL 33401, Attention: Investor Relations.

Quepasa and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Quepasa’s directors and executive officers in its definitive proxy statement filed with the SEC on April 14, 2011. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and prospectus and other relevant materials filed with the SEC. You can obtain free copies of these documents from Quepasa using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA CORPORATION
Date:  September 26, 2011

By:  /s/ Michael Matte
Name:  Michael Matte
Title:   Chief Financial Officer